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EXHIBIT 10.2

FORM OF
CONTRIBUTION AGREEMENT

        This Contribution Agreement (this "Agreement") dated July     , 2002 is entered into by and among PPS HOLDING COMPANY, a Delaware corporation ("Holding"), PACIFIC ENERGY GP, INC., a Delaware corporation ("GP Inc."), THE ANSCHUTZ CORPORATION, a Kansas corporation ("TAC"), PACIFIC ENERGY PARTNERS, L.P., a Delaware limited partnership (the "MLP"), ANSCHUTZ RANCH EAST PIPELINE LLC, a Delaware limited liability company ("Ranch LLC"), PACIFIC ENERGY GROUP LLC, a Delaware limited liability company ("PEG LLC"), and PACIFIC TERMINALS LLC, a Delaware limited liability company ("Terminals").

RECITALS:

        A.    WHEREAS, Holding desired to form GP Inc., and together with GP Inc., to form the MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") for the purpose of, among other things, acquiring, owning and operating crude oil midstream assets, as well as participating in any and all other lawful activities under the Delaware Act.

        B.    WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following matters occurred:

        1.    Holding formed GP Inc., and contributed $1,000 to GP Inc. as a capital contribution in exchange for 100% of the stock of GP Inc.

        2.    GP Inc. and TAC formed the MLP and GP Inc. contributed $20 to the MLP as a capital contribution in exchange for a 2% general partner interest in the MLP and TAC contributed $980 to the MLP as a capital contribution in exchange for a 98% limited partner interest in the MLP.

        3.    TAC caused Anschutz Ranch East Pipeline, Inc., a Utah corporation, to convert into Anschutz Ranch East Pipeline LLC, a Utah limited liability company, which then converted into Ranch LLC.

        4.    TAC, with the consent of Holding, contributed and assigned its 100% membership interest in Ranch LLC to PEG LLC as a capital contribution.

        5.    Holding formed Terminals and contributed to Terminals the Asset Sale Agreement between Holding and Southern California Edison Company as a capital contribution in exchange for a 100% membership interest in Terminals.

        NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement hereby approve, confirm and ratify the following transactions:

ARTICLE 1
CONTRIBUTIONS OF CASH AND THE CONTRACTS

        Section 1.1    Contribution of $1,000 by Holding to GP Inc.    On March 21, 2002, Holding contributed to GP Inc., its successors and assigns, $1,000, and GP Inc. accepted such sum as a contribution to the capital of GP Inc.

        Section 1.2    Contribution of $20 by GP Inc. to the MLP.    On March 21, 2002, GP Inc. contributed to the MLP, its successors and assigns, $20, and the MLP accepted such sum as a contribution to the capital of the MLP.

        Section 1.3    Contribution of $980 by TAC to the MLP.    On March 21, 2002, TAC contributed and assigned to the MLP, its successors and assigns, $980, and the MLP accepted such sum as a contribution to the capital of the MLP.

        Section 1.4    Contribution and Assignment of Ranch LLC by TAC to PEG LLC.    On July 12, 2002, TAC contributed and assigned, and Holding consented to, the contribution and assignment of TAC's interest in Ranch LLC to PEG LLC as a capital contribution. In order to give full effect to the foregoing contribution and assignment, TAC, as Assignor, Holding, as Assignee, and PEG LLC, as Assignee, executed an Assignment of Member Interest Agreement on July 12, 2002, in the form of Exhibit A attached hereto.

        Section 1.5    Contribution of the Contract by Holding to Terminals.    On March 1, 2002, Holding granted, contributed, bargained, sold, conveyed, assigned, transferred, set over and delivered to Terminals, its successors and assigns, for its and their own use forever, all right, title and interest of Holding in and to the Asset Sale Agreement between Holding and Southern California Edison Company (the "Contract"), as a capital contribution in exchange for a 100% membership interest in Terminals. Terminals accepted the Contract as a contribution to the capital of Terminals and assumed Holding's obligations under the Contract. In order to give full effect to the foregoing grant, contribution, bargain, sale, conveyance, assignment, transfer, setting over and delivery, Holding, as assignor, and Terminals, as assignee, executed an Assignment and Assumption Agreement on March 1, 2002, in the form of Exhibit B attached hereto.

ARTICLE 2
FURTHER ASSURANCES

        Section 2.1    Further Assurances.    From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE 3
MISCELLANEOUS

        Section 3.1    Headings; References; Interpretation.    All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to articles and sections shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.

        Section 3.2    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

        Section 3.3    No Third Party Rights.    The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

        Section 3.4    Counterparts.    This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

        Section 3.5    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

        Section 3.6    Severability.    If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

        Section 3.7    Amendment or Modification.    This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

        Section 3.8    Integration.    This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

        Section 3.9    "Laws"    means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

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        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

PPS HOLDING COMPANY
By:	Douglas L. Polson Chairman
PACIFIC ENERGY GP, INC.
By:	Irvin Toole, Jr. President and Chief Executive Officer
THE ANSCHUTZ CORPORATION
By:	Douglas L. Polson Chairman
PACIFIC ENERGY PARTNERS, L.P.
By:	PACIFIC ENERGY GP, INC., its general partner
	By:	Irvin Toole, Jr. President and Chief Executive Officer
ANSCHUTZ RANCH EAST PIPELINE LLC
By:	THE ANSCHUTZ CORPORATION, its sole member
	By:	Douglas L. Polson Chairman

PACIFIC ENERGY GROUP LLC
By:	PPS HOLDING COMPANY, its sole member
	By:	Irvin Toole, Jr. President and Chief Executive Officer
PACIFIC TERMINALS LLC
By:	PPS HOLDING COMPANY, its sole member
	By:	Douglas L. Polson Chairman

EXHIBIT A

ASSIGNMENT OF MEMBER INTEREST

        THIS ASSIGNMENT OF MEMBER INTEREST (this "Assignment") is made and entered into as of the    th day of July, 2002, by and between The Anschutz Corporation, a Kansas corporation ("Assignor"), PPS Holding Company, a Delaware corporation ("PPS Holding"), and Pacific Energy Group LLC, a Delaware limited liability company ("Assignee");

WITNESSETH:

        WHEREAS, Assignor is the sole owner of 100% of the member's equity interest in Anschutz Ranch East Pipeline LLC, a Delaware limited liability company (converted from Anschutz Ranch East Pipeline LLC, a Utah limited liability company, which was converted from Anschutz Ranch East Pipeline, Inc., a Utah corporation) ("Company"), which is governed by that certain Operating Agreement dated as of July 3, 2002 (the "LLC Agreement");

        WHEREAS, all of the member's equity interest in the Company is hereinafter referred to as the "Shares");

        WHEREAS, Assignor desires to transfer the Shares as a capital contribution to PPS Holding, a wholly owned subsidiary of Assignor;

        WHEREAS, PPS Holding in turn desires to contribute the Shares received from Assignor as a capital contribution to Assignee, a wholly owned subsidiary of PPS Holding;

        WHEREAS, Assignor, Assignee, and PPS Holding have agreed to accomplish the aforesaid series of transfers by having Assignor assign the Shares directly to Assignee.

        NOW, THEREFORE, for and in consideration of the aforesaid premises:

        1.    Assignor does hereby assign, transfer, grant, contribute, convey and set over unto Assignee, all of Assignor's right, title and interest in and to the Shares, subject to the terms and conditions of the LLC Agreement.

        2.    Assignee hereby agrees to be bound under the terms of the LLC Agreement as a substitute member.

        3.    This Assignment is effective as of July 12, 2002 (the "Effective Date"), and from and after that date (a) Assignor shall cease to be a member of the Company and (b) that portion of the net profits or net losses and cash flow (including cash flow which has not been distributed) of the Company allocable to the Shares shall be credited, distributed or charged, as the case may be, to Assignee and not to Assignor.

        4.    This Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

        5.    This Assignment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof.

        IN WITNESS WHEREOF, this Assignment is executed as of the date and year first above written.

ASSIGNOR:
THE ANSCHUTZ CORPORATION
By:
Its:

ASSIGNEE:
PPS HOLDING COMPANY
By:
Its:

ASSIGNEE:
PACIFIC ENERGY GROUP LLC
By:
Its:

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT made, executed and delivered on March 1, 2002 by and between PPS Holding Company, a Delaware corporation ("Assignor"), and Pacific Terminals LLC, a Delaware limited liability company ("Assignee").

WITNESSETH:

        WHEREAS, Assignor is a party to that certain Asset Sale Agreement (the "Agreement") dated as of February 1, 2002, between Southern California Edison Company ("SCE") and Assignor, which provides for Assignor to purchase from SCE certain oil storage and pipeline assets commonly referred to as the EPTC assets;

        WHEREAS, Assignor desires to assign all of its right, title and interest under the Agreement to Assignee as a contribution to the capital of Assignee and in exchange for Assignee's assumption of all of Assignor's obligations under the Agreement;

        WHEREAS, Assignee desires to assume Assignor's obligations under the Agreement in exchange for an assignment of all of Assignor's right, title and interest under the Agreement; and

        WHEREAS, Assignee, being a wholly owned subsidiary of Assignor, is a "Buyer Subsidiary" for purposes of Section 2.12 of the Agreement, which authorizes Assignor to assign its rights under the Agreement to a subsidiary of Assignor.

        NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

  1.
  Assignor hereby assigns, transfers, conveys and sets over unto Assignee all of Assignor's right, title and interest in, to and under the Agreement.

  2.
  Assignee hereby assumes and agrees to fully pay, perform, and otherwise discharge as they become due all of Assignor's duties and obligations under the Agreement.

  3.
  Assignee agrees to be substituted in all respects for Assignor as Buyer under the Agreement, and hereby specifically makes and adopts as its own each of the representations, warranties and covenants made by Assignor as Buyer in the Agreement as if such representations, warranties and covenants had been made by Assignee with respect to itself.

  4.
  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PPS HOLDING COMPANY
By:
Its:

PACIFIC TERMINALS LLC
By:
Its:

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EXHIBIT 10.2
EXHIBIT A
EXHIBIT B
ASSIGNMENT AND ASSUMPTION AGREEMENT
WITNESSETH